EXHIBIT 4


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                               PREFERENCE WARRANT
                         REGISTRATION RIGHTS AGREEMENT


                          Dated as of January 27, 1999

                                     Among

                             @ENTERTAINMENT, INC.,


                                      and

              MORGAN GRENFELL PRIVATE EQUITY LIMITED on behalf of
            MORGAN GRENFELL DEVELOPMENT CAPITAL SYNDICATION LIMITED,
                    ARNOLD CHASE, CHERYL CHASE, RHODA CHASE
                             and THE DARLAND TRUST




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______________________________________________________________________________


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                                TABLE OF CONTENTS

                                                                         PAGE

SECTION 1.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . .  3

SECTION 2.  PREFERENCE REGISTRATION RIGHTS. . . . . . . . . . . . . . . .  7
     2.1(a) (i)  PREFERENCE WARRANT SHELF REGISTRATION STATEMENT. . . . .  7
            (ii) PREFERENCE WARRANT STOCK SHELF REGISTRATION STATEMENT. .  8
     (b)    BLUE SKY. . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     (c)    ACCURACY OF DISCLOSURE. . . . . . . . . . . . . . . . . . . .  8
     (d)    LIQUIDATED DAMAGES. . . . . . . . . . . . . . . . . . . . . .  9
     (e)    ADDITIONAL ACTS . . . . . . . . . . . . . . . . . . . . . . .  9
     (f)    LISTING OF PREFERENCE WARRANT SHARES. . . . . . . . . . . . .  9
     2.2    [Reserved]. . . . . . . . . . . . . . . . . . . . . . . . . .  9
     2.3    LIMITATIONS, CONDITIONS AND QUALIFICATIONS TO OBLIGATIONS
              UNDER REGISTRATION COVENANTS. . . . . . . . . . . . . . . .  9
     2.4    [Reserved]. . . . . . . . . . . . . . . . . . . . . . . . . . 10
     2.5    RULE 144 AND RULE 144A. . . . . . . . . . . . . . . . . . . . 10
     2.6    UNDERWRITTEN REGISTRATIONS. . . . . . . . . . . . . . . . . . 11

SECTION 3.  [RESERVED]. . . . . . . . . . . . . . . . . . . . . . . . . . 11

SECTION 4.  REGISTRATION PROCEDURES . . . . . . . . . . . . . . . . . . . 11

SECTION 5.  INDEMNIFICATION AND CONTRIBUTION. . . . . . . . . . . . . . . 17

SECTION 6.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . 21
     (a)    REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     (b)    NO INCONSISTENT AGREEMENTS. . . . . . . . . . . . . . . . . . 21
     (c)    [INTENTIONALLY OMITTED] . . . . . . . . . . . . . . . . . . . 21
     (d)    AMENDMENTS AND WAIVERS. . . . . . . . . . . . . . . . . . . . 21
     (e)    NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     (f)    SUCCESSORS AND ASSIGNS. . . . . . . . . . . . . . . . . . . . 22
     (g)    COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . 22
     (h)    GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . 22
     (j)    SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . 22
     (k)    HEADINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     (l)    ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . 23
     (m)    SECURITIES HELD BY THE COMPANY OR ITS AFFILIATES. . . . . . . 23

                                                               EXECUTION COPY

                 PREFERENCE WARRANT REGISTRATION RIGHTS AGREEMENT


          This PREFERENCE WARRANT REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is made and entered into as of January 27, 1999, among @ENTERTAINMENT, INC., (the "COMPANY") a Delaware corporation, The Darland Trust ("DARLAND"), Rhoda Chase ("RHODA CHASE"), Arnold Chase ("ARNOLD CHASE") and Cheryl Chase ("CHERYL CHASE", and together with Darland, Rhoda Chase and Arnold Chase, the "CHASE PURCHASERS") and MORGAN GRENFELL PRIVATE EQUITY LIMITED on behalf of MORGAN GRENFELL DEVELOPMENT CAPITAL SYNDICATION LIMITED ("MGPE", and together with the Chase Purchasers, the "PURCHASERS").

          This Agreement is made pursuant to (i) the Purchase Agreement dated January 22, 1999, between the Company and MGPE (the "MGPE PURCHASE AGREEMENT") and (ii) the Purchase Agreement dated as of January 22, 1999 among the Company and Arnold Chase, Rhoda Chase and Cheryl Chase (the "CHASE PURCHASE AGREEMENT"), and together with the MGPE Purchase Agreement, the "PURCHASE AGREEMENTS"), in which the Company has agreed to sell to the Purchasers (i) an aggregate of 50,000 shares of the Company's Series A and Series B 12% Cumulative Preference Shares (the "PREFERENCE SHARES"), and
(ii) warrants (the "PREFERENCE WARRANTS"), initially entitling the holders thereof to purchase an aggregate of 5,500,000 shares of Common Stock of the Company, par value $0.01 per share (the "Common Stock"). The execution of this Agreement is a condition to the obligations of the Purchasers under the Purchase Agreements.

          In consideration of the foregoing, the parties hereto agree as follows:

          SECTION 1. DEFINITIONS. As used in this Agreement, the following defined terms shall have the following meanings:

          "ADVICE" has the meaning ascribed to such term in Section 4 hereof.

          "AGREEMENT" shall have the meaning ascribed to such term in the preamble hereto.

          "BUSINESS DAY" shall mean a day that is not a Legal Holiday.

          "CAPITAL STOCK" shall mean, with respect to any Person, any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated and whether voting or non-voting) of such person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock whether outstanding on the issue date or issued after the issue date.

          "CHANGE OF CONTROL" shall have the meaning ascribed to such term in the Indenture.

          "COMPANY" shall have the meaning ascribed to such term in the preamble of this Agreement and shall also include the Company's permitted successors and assigns.

          "COMMON STOCK" shall have the meaning ascribed to such term in the preamble of this Agreement.

          "CONVERTIBLE PREFERRED STOCK" shall mean any securities convertible or exercisable or exchangeable into Common Stock of the Company, whether outstanding on the date hereof or thereafter issued.

          "DAMAGE AMOUNT" shall have the meaning ascribed to such term in
     Section 2.1(d) hereof.

          "DTC" shall have the meaning ascribed to such term in Section 4(i) hereof.

          "EFFECTIVENESS PERIOD" shall mean the respective periods for which the Company is obligated to use its reasonable efforts to keep a Registration Statement effective pursuant to Sections 2.1(a) and 2.2(a).

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "EXERCISE DATE" shall mean the earlier of (i) the date that a shelf Registration Statement covering the sale of Common Stock underlying the Preference Warrants is declared effective under the Securities Act and (ii) January 27, 1999.

          "HOLDER" shall mean each holder (including the Purchasers) of any Preference Registrable Security and each of their successors, assigns and direct and indirect transferees who become registered owners of such Preference Registrable Securities.

          "INDEMNIFIED PARTY" and "INDEMNIFYING PARTY" shall have the respective meanings ascribed to such term in Section 5(c).

          "INDENTURE" shall mean the Indenture, dated as of the date hereof, between the Company and Bankers Trust Company, as Trustee, pursuant to which the Notes are issued.

          "INSPECTORS" shall have the meaning ascribed to such term in
     Section 4(m) hereof.

          "LEGAL HOLIDAY" shall mean a Saturday, a Sunday or a day on which
     (i) banking institutions in The City of New York are required or authorized by law or other government action to be closed and (ii) the principal U.S. securities exchange or market, if any, on which any Common Stock is listed or admitted to trading and the principal U.S. securities exchange or market, if any, on which the Preference Warrants are listed or admitted to trading are closed for business.

          "LIQUIDATED DAMAGES" shall have the meaning ascribed to such term in Section 2.1(d) hereof.

          "MGPE" shall have the meaning ascribed to such term in the preamble hereto.

          "PERSON" shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity, including any predecessor of any such entity.

          "PREFERENCE REGISTRABLE SECURITIES" shall mean any of (i) the Preference Warrants, (ii) the Preference Warrant Shares and (iii) any other securities issued or issuable with respect to the Preference Warrants or Preference Warrant Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Preference Registrable Securities, such securities shall cease to be Preference Registrable Securities when (a) a registration statement with respect to the offering of such securities by the holder thereof shall have been declared effective under the Securities Act and such securities shall have been disposed of by such holder pursuant to such registration statement, (b) such securities have been sold to the public pursuant to, or are eligible for sale to the public without volume or manner of sale restrictions under, Rule 144(k) (or any similar provision then in force, but not Rule 144A) promulgated under the Securities Act, (c) such securities shall have been otherwise transferred and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company or its transfer agent and subsequent disposition of such securities shall not require registration or qualification under the Securities Act or any similar state law then in force, or (d) such securities shall have ceased to be outstanding.

          "PREFERENCE WARRANT REGISTRATION EXPENSES" shall mean all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees and expenses, fees and expenses incurred in connection with compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters and the Holders in connection with blue sky qualifications of the Registrable Securities), printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Company, counsel for the underwriters, if any, the Warrant Agent and all independent certified public accountants, and other reasonable out-of-pocket expenses of Holders (it being understood that Preference Warrant Registration Expenses shall not include as to the fees and expenses of counsel, the fees and expenses of more than one counsel for the Holders and one counsel for the underwriters and shall not include any underwriting discounts, commissions or transfer taxes).

          "PREFERENCE REGISTRATION STATEMENT" shall mean any appropriate registration statement of the Company filed with the SEC pursuant to the Securities Act which covers any of the Preference Warrants, the Preference Warrant Shares and any other Preference Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein. "Preference Registration Statement" shall include the Preference Warrant Shelf Registration Statement and the Preference Warrant Stock Shelf Registration Statement.

          "PREFERENCE WARRANT AGENT" shall mean Bankers Trust Company and any successor warrant agent for the Preference Warrants pursuant to the Preference Warrant Agreement.

          "PREFERENCE WARRANT AGREEMENT" shall mean the Preference Warrant Agreement dated as of the date hereof, between the Company and the Preference Warrant Agent, as amended or supplemented from time to time in accordance with the terms thereof.

          "PREFERENCE WARRANT SHARES" shall mean shares of Common Stock issuable upon exercise of the Preference Warrants initially at an exercise price of $10.00 per share.

          "PREFERENCE WARRANT SHELF REGISTRATION STATEMENT" shall mean the Preference Registration Statement filed with the SEC pursuant to
     Section 2.1(a)(i).

          "PREFERENCE WARRANT STOCK SHELF REGISTRATION STATEMENT"shall mean the Preference Registration Statement filed with the SEC pursuant to
     Section 2.1(a)(ii).

          "PREFERENCE WARRANTS" shall have the meaning ascribed to such term in the preamble hereto.

          "PROSPECTUS" shall mean the prospectus included in any Preference Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          "PURCHASE AGREEMENTS" shall have the meaning ascribed to such term in the preamble hereof.

          "RULE 144" shall mean Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

          "RULE 144A" shall mean Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

          "SEC" shall mean the Securities and Exchange Commission.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time.

          "SELLING HOLDER" shall mean a Holder who is selling Preference Registrable Securities in accordance with the provisions of Section 2.2.

          "SHELF REGISTRATION DEFAULT" shall have the meaning ascribed to such term in Section 2.1(d).

          "SUSPENSION PERIOD" shall have the meaning ascribed to such term in Section 2.3(a).

          "UNITS OFFERING" shall mean the Company's offering, which is simultaneous with the offering of Preference Shares and Preference Warrants, of 256,800 units consisting of 14 1/2 % Senior Discount Notes due 2009 and 1,207,200 warrants to purchase 1,813,665 shares of common stock.

          Capitalized terms used herein but not defined shall have the meaning ascribed thereto in the Preference Warrant Agreement.

          SECTION 2. PREFERENCE REGISTRATION RIGHTS.

          2.1 (a)(i) PREFERENCE WARRANT SHELF REGISTRATION STATEMENT. The Company shall cause to be filed pursuant to Rule 415 (or any successor provision) of the Securities Act a shelf registration statement covering the resale of the Preference Warrants (the "Preference Warrant Shelf Registration Statement") and shall use its best efforts to cause the Preference Warrant Shelf Registration Statement to be declared effective under the Securities Act on or before July 7, 1999. Subject to Section 2.3(a) hereof, the Company shall use reasonable efforts to maintain the effectiveness of the Preference Warrant Shelf Registration Statement until such time as all Preference Warrants have expired or have been exercised or redeemed.

          (ii) PREFERENCE WARRANT STOCK SHELF REGISTRATION STATEMENT. The Company shall also caused to be filed pursuant to Rule 415 (or any successor provision) of the Securities Act, a shelf registration statement covering the issuance of the Preference Warrant Shares (the "Preference Warrant Stock Shelf Registration Statement") and shall use its best efforts to cause the Preference Warrant Stock Shelf Registration Statement to be declared effective under the Securities Act by January 27, 2000. Subject to Section 2.3(a) hereof, the Company shall use reasonable efforts to maintain the effectiveness of the Warrant Stock Shelf Registration Statement until such time as all the Preference Warrants have expired or have been exercised or redeemed.

          (iii) The Company will pay all Preference Warrant Registration Expenses in connection with the resale of Preference Warrants and the issuance of the Preference Warrant Shares.

          (iv) The Preference Registration Statements may also include securities issued in the Units Offering and securities issuable upon conversion of such securities.

          (b) BLUE SKY. The Company shall use its reasonable efforts to register or qualify the Preference Warrant Shares under all applicable securities laws, blue sky laws or similar laws of all jurisdictions in the United States and Canada in which any Holder may or may be deemed to purchase Preference Warrant Shares upon the exercise of Preference Warrants and shall use its reasonable efforts to maintain such registration or qualification through such time as all Preference Warrants have expired or have been exercised or redeemed and Preference Warrant Shares have been resold; PROVIDED, HOWEVER, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.1(b) or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

          (c) ACCURACY OF DISCLOSURE. The Company represents and warrants to each Holder and agrees for the benefit of each Holder that (i) the Preference Registration Statements and any amendment thereto will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; and (ii) each of the Prospectuses furnished to such Holder for delivery in connection with the exercise of Preference Warrants or in connection with the sale of Preference Warrant Shares, as the case may be, and the documents incorporated by reference therein will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company shall have no liability under clause (i) or (ii) of this Section 2.1(c) with respect to any such untrue statement or omission made in a Preference Registration Statement in reliance upon and in conformity with information furnished to the Company by or on behalf of the Holders specifically for inclusion therein.

          (d) LIQUIDATED DAMAGES. In the event that (i) the Preference Warrant Shelf Registration Stock Statement is not declared effective by the SEC on or prior to July 7, 1999 or (ii) the Preference Warrant Stock Shelf Registration Statement is not declared effective by the SEC on or prior to January 27, 2000, or following the dates either such Preference Registration Statement is declared effective but thereafter ceases to be effective or usable without being restored to effectiveness by amendment or otherwise, except during such time periods indicated in Section 2.3(a) (each of the events referred to in clauses (i) and (ii) above, a "SHELF REGISTRATION DEFAULT"), then the Company shall pay liquidated damages ("LIQUIDATED DAMAGES") to each Holder of Preference Warrants or Preference Warrant Shares, as the case may be, an amount (the "DAMAGE AMOUNT") in an initial amount equal to $.0025 per week per Preference Warrant for each week that the Shelf Registration Default continues for the first 90-day period following such Shelf Registration Default. The Damage Amount shall be increased by an additional $.0025 per week per Preference Warrant with respect to each subsequent 90-day period until such Shelf Registration Default has been cured, up to a maximum amount of Liquidated Damages of $0.0125 per week per Preference Warrant.

          (e) ADDITIONAL ACTS. If the issuance or sale of any Preference Warrant Shares or other securities issuable upon the exercise of the Preference Warrants requires registration or approval of any governmental authority (other than the registration requirements under the Securities
Act), or the taking of any other action under the laws of the United States of America or any political subdivision thereof before such securities may be validly offered or sold in compliance with such laws, then the Company covenants that it will, in good faith and as expeditiously as reasonably possible, use all reasonable efforts to secure and maintain such registration or approval or to take such other action, as the case may be.

          (f) LISTING OF PREFERENCE WARRANT SHARES. The Company shall use its best efforts to register the Preference Warrant Shares on the Nasdaq National Market by the Exercise Date.

          2.2  [Reserved]

          2.3 LIMITATIONS, CONDITIONS AND QUALIFICATIONS TO OBLIGATIONS UNDER REGISTRATION COVENANTS. The obligations of the Company set forth in Sections 2.1 and 2.6 hereof are subject to each of the following limitations, conditions and qualifications:

          (a) Subject to the next sentence of this paragraph, the Company shall be entitled to postpone, for a reasonable period of time, the filing of, or suspend the effectiveness of, any registration statement or amendment thereto, or suspend the use of any prospectus and shall not be required to amend or supplement the registration statement, any related prospectus or any document incorporated therein by reference (other than an effective registration statement being used for an underwritten offering); PROVIDED that the duration of such postponement or suspension (a "SUSPENSION PERIOD") may not exceed during any 360 day period a period of more than 60 days or two periods of more than an aggregate of 90 days. Such Suspension Period may be effected only if (i) the Company's Board determines in its good faith that there is a valid business purpose for such suspension and (ii) provides notice that such determination was made by the Company's Board to the Holders of the Preference Warrants; PROVIDED, HOWEVER, that in no event shall the Company be required to disclose the business purpose for such suspension if the Company determines in good faith that such business purpose must remain confidential; and PROVIDED FURTHER, HOWEVER, that the Effectiveness Period shall be extended by the number of days in any Suspension Period. The Company may further suspend effectiveness for a period not in excess of 5 Business Days to allow for the updating of the financial statements included in a Registration Statement to the extent required by law, such suspension for updating financial statements not to exceed 45 calendar days in aggregate in any 12-month period. If the Company shall so postpone the filing of a Registration Statement it shall, as promptly as possible, deliver a certificate signed by the chief executive officer of the Company to the Selling Holders as to such determination, and the Selling Holders shall (1) have the right, in the case of a postponement of the filing or effectiveness of a Registration Statement, upon the affirmative vote of the Holders of not less than a majority of the Preference Registrable Securities to be included in such Registration Statement, to withdraw the request for registration by giving written notice to the Company within 10 days after receipt of such notice or (2) in the case of a suspension of the right to make sales, receive an extension of the registration period equal to the number of days of the suspension.

          (b) The Company's obligations shall be subject to the obligations of the Selling Holders, which the Selling Holders acknowledge, to furnish all information and materials and to take any and all actions as may be required under applicable federal and state securities laws and regulations to permit the Company to comply with all applicable requirements of the SEC, if applicable, and to obtain any acceleration of the effective date of such Registration Statement.

          2.4  [Reserved]

          2.5 RULE 144 AND RULE 144A. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder or beneficial owner of Preference Registrable Securities, make available such information necessary to permit sales pursuant to Rule 144A under the Securities Act. The Company further covenants that it will take such further action as any Holder of Preference Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Preference Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144(k) and Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Preference Registrable Securities, the Company will in a timely manner deliver to such Holder a written statement as to whether it has complied with such information requirements.

          2.6 UNDERWRITTEN REGISTRATIONS. No Holder of Preference Registrable Securities may participate in any underwritten registration pursuant to a Preference Registration Statement filed under this Agreement unless such Holder (a) agrees to (i) sell such Holder's Preference Registrable Securities on the basis provided in and in compliance with any underwriting arrangements approved by the Holders of not less than a majority of the Preference Registrable Securities to be sold thereunder and
(ii) comply with Rules 101, 102 and 104 of Regulation M under the Exchange Act and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

          If the Company has complied with all its obligations under this Agreement all holders of Preference Warrants or Preference Warrant Shares, upon request of the lead managing underwriter with respect to an underwritten public offering, will be required to not sell or otherwise dispose of any Preference Warrants or Preference Warrant Shares owned by them for a period not to exceed 30 days prior to and 180 days after the consummation of such underwritten public offering.

          SECTION 3. [RESERVED].

          SECTION 4. REGISTRATION PROCEDURES. In connection with the obligations of the Company with respect to any Preference Registration Statement pursuant to Sections 2.1 and 2.6 hereof, the Company shall, except as otherwise provided:

          (a) At least five days prior to the initial filing of a Preference Registration Statement or Prospectus and at least two days prior to the filing of any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), furnish to the Preference Warrant Agent, the Holders and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) shall be subject to the review of such Holders, and such underwriters, if any, and cause the officers and directors of the Company, counsel to the Company and independent certified public accountants to the Company to respond to such reasonable inquiries as shall be necessary, in the opinion of counsel to such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act; PROVIDED that the foregoing inspection and information gathering shall be coordinated on behalf of the Holders by MGPE. The Company shall not file any such Preference Registration Statement or related Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Preference Registrable Securities included in such Preference Registration Statement shall reasonably object on a timely basis.

          (b) Prepare and file with the SEC such amendments, including post-effective amendments to each Preference Registration Statement as may be necessary to keep such Preference Registration Statement continuously effective for the applicable time period required hereunder; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Preference Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Preference Registration Statement as so amended or in such Prospectus as so supplemented.

          (c) Notify the Holders of Preference Registrable Securities to be sold and the managing underwriters, if any, promptly, and (if requested by any such person) confirm such notice in writing, (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment is proposed to be filed, and (B) with respect to a Preference Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to a Preference Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC, any state securities commission, any other governmental agency or any court of any stop order suspending the effectiveness of such Preference Registration Statement or of any order or injunction suspending or enjoining the use of a Prospectus or the effectiveness of a Preference Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Preference Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event, the existence of any information becoming known that makes any statement made in a Preference Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (d) Use its best efforts to avoid the issuance of or, if issued, obtain the withdrawal of any order enjoining or suspending the effectiveness of the Preference Registration Statement or the use of a Prospectus or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Preference Registrable Securities covered thereby for sale in any jurisdiction described in
     Section 4(h) at the earliest practicable moment.

          (e) If requested by the managing underwriters, if any, or if none, by the Holders of a majority of the Preference Registrable Securities being sold pursuant to such Preference Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, or if none, such Holders reasonably believe should be included therein, and (ii) make all required filings of such Prospectus supplement or such post-effective amendment under the Securities Act as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; PROVIDED, HOWEVER, that the Company shall not be required to take any action pursuant to this
     Section 4(e) that would in the opinion of counsel for the Company, violate applicable law.

          (f) Upon written request to the Company, furnish to each Holder of Preference Registrable Securities to be sold pursuant to a Registration Statement and each managing underwriter, if any, without charge, at least one conformed copy of the Preference Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested (including those previously furnished or incorporated by reference) as soon as practicable after the filing of such documents with the SEC.

          (g) Deliver to each Holder of Preference Registrable Securities to be sold pursuant to a Preference Registration Statement and each managing underwriter, if any, without charge, as many copies of each Prospectus (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to use of such Prospectus and each amendment or supplement thereto and each document supplemental thereto by each of the selling Holders of Preference Registrable Securities and the underwriters or agents, if any, in connection with the offering and sale of the Preference Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

          (h) Prior to any offering of Preference Registrable Securities, use its best efforts to register or qualify or cooperate with the Holders of Preference Registrable Securities to be sold, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Preference Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as any such Holder or underwriter reasonably requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Preference Registration Statement is required to be kept effective hereunder and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Preference Registrable Securities covered by the applicable Preference Registration Statement; PROVIDED, HOWEVER, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or to taxation in any jurisdiction where it is not so subject.

          (i) In connection with any sale or transfer of Preference Registrable Securities that will result in such securities no longer being Preference Registrable Securities, cooperate with the Holders of Preference Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Preference Registrable Securities to be sold, which certificates shall not bear any restrictive legends whatsoever and shall be in a form eligible for deposit with The Depository Trust Company ("DTC"); and to enable such Preference Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such Holders may reasonably request at least two business days prior to any sale of Preference Registrable Securities.

          (j) Upon the occurrence of any event contemplated by Section 4(c)(v) above, as promptly as practicable prepare a supplement or amendment, including if appropriate a post-effective amendment to each Preference Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (k) Prior to the effective date of a Preference Registration Statement, (i) provide the registrar for the Preference Warrants and Preference Registrable Securities with certificates for such securities in a form eligible for deposit with DTC and (ii) provide CUSIP numbers for such securities.

          (l) Enter into such agreement (including an underwriting agreement in such form, scope and substance as is customary in underwritten offerings) and take all such other reasonable actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the Holders of a majority of the Preference Registrable Securities being sold) in order to expedite or facilitate the disposition of such Preference Registrable Securities, and, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the Holders of such Preference Registrable Securities and the underwriter or underwriters, if any, with respect to the business of the Company and the subsidiaries of the Company (including with respect to businesses or assets acquired or to be acquired by any of them), and the Preference Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if any when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, addressed to each selling Holder of Preference Registrable Securities and each of the underwriters, if any), covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters; (iii) use their best efforts to obtain customary "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Preference Registration Statement), addressed (where reasonably possible) to each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; (iv) if an underwriting agreement is entered into, the same shall contain customary indemnification provisions and procedures no less favorable to the Selling Holders and the underwriters, if any, than those set forth in Section 5 hereof (or such other provisions and procedures acceptable to Holders of a majority of Preference Registrable Securities covered by such Preference Registration Statement and the managing underwriter, if any); and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Preference Registrable Securities being sold and the managing underwriters or underwriters to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and evidence compliance with any customary conditions contained in the underwriting agreement or other agreements entered into by the Company.

          (m) Make available for inspection by a representative of the selling Holders of Preference Registrable Securities, any underwriter participating in any such disposition of Preference Registrable Securities, if any, and any attorney, consultant or accountant retained by such representative of the selling Holders of Preference Registrable Securities or underwriter (collectively, the "INSPECTORS"), at the offices where normally kept, during the reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and the subsidiaries of the Company (including with respect to businesses and assets acquired or to be acquired to the extent that such information is available to the Company), and cause the officers, directors, agents and employees of the Company and its subsidiaries of the Company (including with respect to businesses and assets acquired or to be acquired to the extent that such information is available to the Company) to supply all information in each case reasonably requested by any such Inspector in connection with such Preference Registration Statement; PROVIDED, HOWEVER, that such persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such Persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to U.S. securities laws in connection with the filing of the Preference Registration Statement or the use of any Prospectus), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such person or (iv) such information becomes available to such person from a source other than the Company and its subsidiaries and such source is not bound by a confidentiality agreement; PROVIDED, FURTHER that the foregoing investigation shall be coordinated on behalf of the selling Holders of Preference Registrable Securities by MGPE.

          (n) Comply with all applicable rules, regulations and policies of the SEC and make generally available to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder no later than 60 days after the end of any 12-month period (or 135 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Preference Registrable Securities are sold to an underwriter or to underwriters in a firm commitment or reasonable efforts underwritten offering and (ii) if not sold to an underwriter or to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of the relevant Preference Registration Statement, which statements shall cover said such period, consistent with the requirements of Rule 158 under the Securities Act.

          (o) Use its best efforts to cause all Preference Warrant Shares relating to such Preference Registration Statement to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed.

          (p) Cooperate with each seller of Preference Registrable Securities to facilitate the timely preparation and delivery of certificates representing Preference Registrable Securities to be sold and not bearing any restrictive legends and registered in such names as the Selling Holders may reasonably request at least two business days prior to the closing of any sale of Preference Registrable Securities.

          (q) Cooperate with each seller of Preference Registrable Securities covered by any Preference Registration Statement and each underwriter, if any, participating in the disposition of such Preference Warrants or Preference Registrable Securities and its respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.

          The Company may require a Holder of Preference Registrable Securities to be included in a Preference Registration Statement to furnish to the Company such information regarding (i) the intended method of distribution of such Preference Registrable Securities (ii) such Holder and
(iii) the Preference Registrable Securities held by such Holder as is required by law to be disclosed in such Preference Registrable Statement and the Company may exclude from such Registration Statement the Preference Registrable Securities of any Holder who fails to furnish such information within a reasonable time after receiving such request.

          If any such Preference Registration Statement refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act, the deletion of the reference to such Holder in such amendment or supplement to the Preference Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

          Each Holder of Preference Registrable Securities agrees by acquisition of such Preference Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c)(ii), 4(c)(iv) or 4(c)(v) hereof, such Holder will forthwith discontinue disposition of such Preference Registrable Securities covered by the Preference Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(j) hereof, or until it is advised in writing (the "ADVICE") by the Company that the use of the applicable Prospectus may be resumed, and in either case has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. If the Company shall give any such notice, the Effectiveness Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Preference Registrable Securities covered by such Registration Statement shall have received
(x) the copies of the supplemented or amended Prospectus contemplated by
Section 4(j) hereof or (y) the Advice, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus.

          Holders of the Preference Registrable Securities shall be obligated to keep confidential the existence of a Suspension Period or any confidential information communicated by the Company to the Holder with respect thereto.

          SECTION 5. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Purchaser, each Holder, each underwriter, if any, who participates in an offering of Preference Registrable Securities, their respective affiliates, and their respective directors, officers, employees, agents and each Person, if any, who controls any of such parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preference Registration Statement (or any amendment thereto) pursuant to which Preference Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, in each case, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; PROVIDED that (subject to Section 5(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expenses whatsoever, as incurred (including the reasonable fees and disbursements of one counsel chosen by MGPE), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this
     Section 5(a);

PROVIDED, HOWEVER, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent (i) arising out of an untrue statement or omission or alleged untrue statement or omission (A) made in or omitted from a preliminary Prospectus or Preference Registration Statement and corrected or included in a subsequent Prospectus or Preference Registration Statement or any amendment or supplement thereto made in reliance upon and in conformity with written information furnished to the Company by the Selling Holders of Preference Registrable Securities, any Purchaser, any Holder, or any underwriter expressly for use in the Preference Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or (B) resulting from the use of the Prospectus during a period when the use of the Prospectus has been suspended for sales thereunder in accordance with Sections 2.1(b), 2.1(c), 2.3, 2.4 or 2.6 hereof, PROVIDED, in each case, that Holders received prior notice of such suspension or other unavailability.

          (b) In the case of any registration of Preference Registrable Securities, each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each Purchaser, each underwriter, if any, who participates in an offering of Preference Registrable Securities and the other Selling Holders and each of their respective directors and officers (including each officer of the Company who signed the Preference Registration Statement) and each Person, if any, who controls the Company, any Purchaser, any underwriter or any other Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 5(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the Preference Registration Statement (or any amendment thereto), or the Prospectus (or any amendment or supplement thereto); PROVIDED, HOWEVER, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Preference Warrants and Preference Registrable Securities pursuant to such Preference Registration Statement.

          (c) In case any action shall be commenced involving any Person in respect of which indemnity may be sought pursuant to either paragraph
(a) or (b) above, such Person (the "INDEMNIFIED PARTY") shall give notice as promptly as reasonably practicable to each Person against whom such indemnity may be sought (the "indemnifying party"), but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.
An indemnifying party may participate at its own expense in the defense of such action; PROVIDED, HOWEVER, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 5 (whether or not the indemnified parties are actual or potential parties thereof), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 5(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (e) If the indemnification provided for in any of the indemnity provisions set forth in this Section 5 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of such indemnifying party or parties on the one hand, and such indemnified party or parties on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party or parties on the one hand, and such indemnified party or parties on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or parties or such indemnified party or parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Purchaser and the Holders of the Preference Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Selling Holders of Preference Registrable Securities were treated as one entity, and the Holders were treated as one entity, for such purpose) or by another method of allocation which does not take account of the equitable considerations referred to above in Section 5. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by an governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each Person, if any, who controls a Purchaser or Holder within the meaning of this Section 15 of the Securities Act or
Section 20 of the Exchange Act shall have the same rights to contribution as such Purchaser or Holder, and each director of the Company, each officer of the Company who signed the Preference Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

          SECTION 6. MISCELLANEOUS.

          (a) REMEDIES. In the event of a breach by the Company of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein, in the Preference Purchase Agreement or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement.

          (b) NO INCONSISTENT AGREEMENTS. The Company will not enter into any agreement which is inconsistent with the rights granted to the Holders of Preference Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities, if any, under any such agreements.

          (c)  [INTENTIONALLY OMITTED].

          (d) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Holders of not less than a majority of the then outstanding Preference Warrants and each class and series of Preference Registrable Securities; PROVIDED, HOWEVER, that, for the purposes of this Agreement, Preference Warrants and Preference Registrable Securities that are owned, directly or indirectly, by the Company or any of its affiliates (other than MGPE, the Chase Purchasers and their affiliates) are not deemed outstanding. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of one or more Holders and that does not directly or indirectly affect the rights of other Holders may be given by a majority of the Holders so affected; PROVIDED, HOWEVER, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. Notwithstanding the foregoing, no amendment, modification, supplement, waiver or consent with respect to Section 5 shall be made or given otherwise than the prior written consent of each Person affected thereby.

          (e) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, facsimile, or any courier guaranteeing delivery by a specific date (i) if to a Holder, at the most current address of such Holder as set forth in the register for the Preference Registrable Securities, which address initially is, with respect to each Purchaser, the address set forth with respect to such Purchaser in the relevant Preference Purchase Agreement and, in the case of Darland, to The Darland Trust, c/o Chase Enterprises, Inc., One Commercial Plaza, Hartford, Connecticut 06103-3585 Attention: John Redding with a copy to Rothschild Trust Guernsey Limited, P.O. Box 472, St. Peter's House, Le Bordage, St. Peter's Port, Guernsey, Channel Islands GY1 6AX, attention D.N. Allison; and (ii) if to the Company, initially to @Entertainment, Inc., c/o WIVJATV
Sp. z.o.o./@Entertainment, Inc., ul. Pawinskiego 5A, blok D, 02-106 Warsaw, Poland, Attention: Przemylslaw Szmyt, facsimile no.: 011 48 22 668 7200, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(e), with a copy to Baker & McKenzie, 815 Connecticut, N.W., Washington, D.C. 20006-4078, Attention:
Marc R. Paul, Esq., facsimile no.: (202) 452-7074, and thereafter at such other address notice of which is given in accordance with the provisions of this Section 6(e).

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the Business Day scheduled for delivery, if timely delivered to an air courier guaranteeing delivery by a specific date.

          (f) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. If any transferee of any Holder shall acquire Preference Registrable Securities, in any manner, whether by operation of law or otherwise, such Preference Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Preference Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Company may not assign any of its rights or obligations hereunder without the prior written consent of each Holder of Preference Registrable Securities. Notwithstanding the foregoing, no successor or assignee of the Company shall have any rights granted under the Agreement until such person shall acknowledge its rights and obligations hereunder by a signed written statement of such person's acceptance of such rights and obligations.

          (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

          (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (j) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (k) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (l) ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreements and the Preference Warrant Agreement and the Preference Registration Rights Agreement, is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement, the Preference Purchase Agreement and the Preference Warrant Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

          (m) SECURITIES HELD BY THE COMPANY OR ITS AFFILIATES. Whenever the consent or approval of Holders of a specified percentage of Preference Registrable Securities is required hereunder, Preference Registrable Securities held by the Company or by any of its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than MGPE, the Chase Purchasers and their affiliates) shall not be counted (in either the numerator or the denominator) in determining whether such consent or approval was given by the Holders of such required percentage.

                     [Signature Page Follows]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   @ ENTERTAINMENT, INC.



                                   By:  /s/ Robert E. Fowler III
                                        -------------------------
                                        Name:
                                        Title:


                                   By:  /s/ Donald Miller-Jones
                                        -------------------------
                                        Name:
                                        Title:




Confirmed and accepted as of the date first above written:

MORGAN GRENFELL PRIVATE EQUITY LIMITED

MORGAN GRENFELL PRIVATE EQUITY LIMITED


By:  /s/ [Illegible]
     ----------------------------
     Name:
     Title:


     /s/ Arnold Chase
     ----------------------------
     Arnold Chase


     /s/ Cheryl Chase
     ----------------------------
     Cheryl Chase


     /s/ Rhoda Chase
     ----------------------------
     Rhoda Chase



The Darland Trust

By: Rothschild Trust Guernsey Limited

By: /s/ C.P. Ward
    ----------------------
    Title  Director


By: /s/ HJ Salter
    ----------------------
    Title
      Authorised Signatory